UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 22, 2017

Fellazo Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-208237	30-0840869
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8th Floor, Wisma Huazong, Lot 15285, 0.7km Lebuhraya Sungai Besi, 43300 Seri Kembangan,
Selangor Darul Ehsan, Malaysia

(Address of principal executive offices (zip code))

+603 8938 5638

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

ITEM 5.03 Amendments to the Articles of Incorporation or Bylaws: Change in Authorized Shares of Common Stock

Fellazo Corp. (the “Company”) amended its Articles of Incorporation with the State of Nevada in order to increase the authorized shares of common stock from 75,000,000 to 1,000,000,000 (“the Amendment”). The increase in authorized shares was undertaken to allow the Company to utilize the newly available shares to raise capital. The board of directors of the Company approved the Amendment on August 1, 2017. The shareholders of the Company approved of the Amendment by written consent on August 1, 2017. The Amendment became effective on September 19, 2017.

ITEM 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment, increasing the authorized shares of common stock of the Company from 75,000,000 to 1,000,000,000.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FELLAZO CORP.

Date: September 22 , 2017	By:	/s/ Prof. Dr. Wong Kong-Yew
	Name:	Prof. Dr. Wong Kong-Yew
	Title:	President, CEO, CFO, Treasurer, Secretary and Chairman of the Board of Directors of the Company